UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): January 25, 2006
COOPER TIRE & RUBBER COMPANY

(Exact Name of Registrant as Specified in Charter)

Delaware	1-04329	34-4297750

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

701 Lima Avenue, Findlay, Ohio	45840

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(419) 423-1321

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
          On January 25, 2006, Cooper Tire & Rubber Company, a Delaware corporation (the “Company”), issued a press release announcing that its acquisition of 51 percent of Cooper Chengshan (Shandong) Passenger Tire Co., Ltd., and Cooper Chengshan (Shandong) Tire Company, Ltd. has been finalized with an effective date of February 4, 2006.
          In October, 2005, the Company announced an agreement to purchase China’s 3rd largest Chinese-owned tire manufacturer with estimated 2005 sales of $500 million. In December, 2005, all necessary government approvals were received. The purchase also includes a 25 percent ownership for the Company in a steel cord factory which is located adjacent to the tire manufacturing facility in Rongchen City, Shandong, China.
          The companies will continue making passenger car and light truck radials as well as radial and bias commercial tires for the replacement, OE and export markets.
          A copy of the press release is attached as Exhibit 99 hereto.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Number	Exhibit

99	Press release, dated January 25, 2006

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COOPER TIRE & RUBBER COMPANY
By:	/s/ Eileen B. White
	Name:	Eileen B. White
	Title:	Corporate Controller

Date: January 25, 2006

INDEX TO EXHIBITS

Number	Description

99	Press release, dated January 25, 2006

4